Exhibit 99.1

RegeneRx Biopharmaceuticals Inc. 15245 Shady Grove Road, Suite 470 Rockville, Maryland 20850	PHONE 301.208.9191 FAX 301.208.9194 WEB www.regenerx.com

News Release

RegeneRx Closes Convertible Debt Financing

ROCKVILLE, Md. (October 21, 2020) – RegeneRx Biopharmaceuticals, Inc. (OTCQB: RGRX) (“the Company” or “RegeneRx”), a clinical-stage drug development company focused on tissue protection, repair and regeneration, today announced that it has completed a $500,000 convertible debt financing. The funds will be used for operations while awaiting completion of its phase 3 dry eye clinical trial (ARISE-3) in December and sponsored by its U.S. joint venture, ReGenTree, LLC.

The 5-year unregistered convertible notes carry a 5% simple interest rate that accrues during the term. The note is convertible into 1,391,982 shares of RGRX common stock at $0.36 per share. As part of the transaction, the note holders received warrants to purchase 1,043,987 shares of RGRX common stock at a price of $0.45 per share. There were no brokerage fees associated with the transaction.

“This limited financing demonstrates continued support from our affiliates, management and board of directors, among others, and provides RegeneRx with essential funding with minimal dilution to our stockholders while we await the results of ARISE-3. We look forward to reporting the results as soon as practicable after completion of the trial in December,” stated J.J. Finkelstein, president and chief executive officer of RegeneRx.

The securities offered in the private placement have not been registered under the Securities Act, or any state securities law. Unless the shares, warrants and shares underlying the warrants are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock or warrants.

About RegeneRx Biopharmaceuticals, Inc. (www.regenerx.com)

RegeneRx is focused on the development of novel therapeutic peptides, including Thymosin beta 4 (Tβ4) and its constituent fragments, for tissue and organ protection, repair, and regeneration. RegeneRx currently has three drug candidates in clinical development for ophthalmic, cardiac/TBI and dermal indications, four active strategic licensing agreements in the U.S., China, and Pan Asia (Korea, Japan, and Australia, among others), and the EU, and has patents and patent applications covering its products in many countries throughout the world. RGN-259, the Company’s ophthalmic eye drop, is currently in phase 3 development in the U.S. for dry eye syndrome and neurotrophic keratitis. The Company is also considering initiating a program to evaluate RGN-352, an injectable formulation of Tβ4 for the treatment of patients with COVID-19, if it is able to obtain the requisite funding. The Company previously successfully completed phase 1 with RGN-352.

Forward-Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Forward-looking statements in this press release include, but are not limited to, financial condition, use of proceeds from this financing, competitive products, status and outcomes of clinical trials, regulatory applications and approvals, the development and value of our drug candidates, and the use of our drug candidates to treat various conditions. All forward-looking statements are expectations and estimates based upon information obtained and calculated by the Company at this time and are subject to change. Moreover, there is no guarantee any clinical trial will be successful and confirm previous clinical results. Please view these and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2019, and subsequent quarterly reports filed on Form 10-Q, as well as other filings it makes with the SEC. Any forward-looking statements in this shareholder letter represent the Company’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

For RegeneRx:

Lori Herman

301.208.9191

las@regenerx.com